UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2008
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DYNEX CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	1-9819 (Commission File Number)	52-1549373 (IRS Employer Identification No.)

4551 Cox Road, Suite 300 Glen Allen, Virginia (Address of principal executive offices)	23060 (Zip Code)

Registrant’s telephone number, including area code: (804) 217-5800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

           On May 13, 2008, the Chairman of the Board of Directors and Chief Executive Officer of Dynex Capital, Inc. (the “Registrant”) received a letter from Mr. Eric Von der Porten resigning from the Board of Directors of the Registrant, effective as of May 13, 2008.  Mr. Von der Porten’s resignation was not the result of a disagreement with the Registrant on any matter relating to the Registrant’s operations, policies or practices but rather was due to other demands on Mr. Von der Porten’s time.

A copy of Mr. Von der Porten’s resignation letter dated May 13, 2008 is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Election of New Director

At the Registrant’s Annual Meeting of Shareholders held on May 14, 2008, Mr. Jay Buck was elected by shareholders to serve as a director of the Registrant until the next annual meeting, to fill the seat made available by Mr. Von der Porten’s resignation.  Mr. Buck is the president of Demeter Asset Management, Inc., an investment management company he founded in 1986, and is the owner of Rockwood Asset Management, Inc., which is the general partner of Rockwood Partners, L.P., a limited partnership specializing in fixed income investments which Mr. Buck established in 1994.  Mr. Buck has been a strategic advisor to the Registrant and, through Rockwood Asset Management, Inc. and Demeter Asset Management, Inc., beneficially owns approximately 7.7% of the Registrant’s common stock and approximately 3.9% of the Registrant’s Series D preferred stock.

Mr. Buck will serve as Chairman of the Investment Committee of the Registrant’s Board of Directors and will also serve on the Nominating & Corporate Governance Committee and Compensation Committee.

Appointment of Chief Financial Officer

At the organizational meeting of the Registrant’s Board of Directors held on May 14, 2008, the Board of Directors appointed Stephen J. Benedetti as Chief Financial Officer of the Registrant, effective May 14, 2008.  Mr. Benedetti has served as Executive Vice President and Chief Operating Officer since November 2005 and continues to serve in those capacities as well.  Mr. Benedetti is also Secretary and Treasurer of the Registrant.  Mr. Benedetti previously served as Executive Vice President and Chief Financial Officer of the Registrant from September 2001 to November 2005.  Mr. Benedetti’s compensation was not changed in connection with this appointment.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits.

99.1           Eric Von der Porten’s Letter of Resignation dated May 13, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEX CAPITAL, INC.

Date:	May 16, 2008	By:	/s/ Stephen J. Benedetti
Stephen J. Benedetti
Executive Vice President, Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number          Exhibit

99.1                 Eric Von der Porten’s Letter of Resignation dated May 13, 2008.